Exhibit 99.5
                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is made and entered into as of this 22nd day of September, 1995, by and between IRDC Acquisition Corporation, a Michigan corporation ("Buyer"), and International Research & Development Corporation, a Delaware corporation ("Seller").

                                    RECITALS

     WHEREAS, Seller is primarily engaged in the business of conducting safety evaluations of pharmaceutical and veterinary drugs, agricultural products and chemicals (the "Primary Business"), which studies are performed on behalf of various manufacturers of such products, both foreign and domestic, and on behalf of governmental agencies;

     WHEREAS, Seller also has investments in certain other businesses which are conducted by either wholly-owned subsidiaries or affiliates of Seller (the "Investments");

     WHEREAS, Seller intends to file a petition under chapter 11, title 11 of the United States Code (the "Bankruptcy Code"), in order to reorganize its financial structure; and

     WHEREAS, Seller desires to sell to Buyer substantially all of Seller's assets, including without limitation substantially all of Seller's assets related to the Primary Business, and Buyer desires to purchase such assets, all on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:


                                    ARTICLE I

                           Purchase and Sale of Assets

          1.1 Purchased Assets. At Closing (as defined below), Buyer shall purchase and Seller shall sell, transfer, assign and deliver to Buyer for the consideration and upon the terms and conditions hereinafter set forth, all properties and assets of Seller, real and personal, tangible and intangible, of every kind and wherever situated, which (as of Closing) are owned or leased by Seller or in which (as of Closing) Seller has any right, title or interest and which (as of Closing) are or have in the past been used by or useful to Seller in the conduct of its business (the "Purchased Assets"), not otherwise expressly excluded pursuant to Schedule 1.2 of this Agreement. The Purchased Assets shall include, but not be limited to, the following:

          (a) The real property owned by Seller commonly known as 500 N. Main Street, Mattawan, Michigan, and which is utilized in the Primary Business;

          (b) All of Seller's contracts and agreements with customers, suppliers and lessors relating to the Primary Business, including without limitation those listed on Schedule 1.1(b) attached hereto (the "Contracts"), and all of Seller's rights under the Contracts;

          (c) All of Seller's customer files and records relating to the Primary Business;

          (d) All of Seller's trademarks, trade names, trade styles and logos (and all goodwill associated therewith), registered or unregistered, and all applications and registrations therefor used in or useful to the Primary Business, including without limitation those listed on Schedule 1.1(d) attached hereto, and all claims or causes of action of Seller against third parties relating to any of the foregoing;

          (e) All outstanding and uncollected accounts and notes receivable of Seller, including without limitation those listed on Seller's Aged Receivables Report attached hereto as Schedule 1.1(e)(i) (the "Accounts Receivable")(other than the Accounts Receivable described on Schedule 1.1(e)(ii) attached hereto (the "Excluded Accounts Receivable"));

          (f) All of Seller's fixed assets, supplies, inventories and leasehold improvements used in or useful to the Primary Business (the "Fixed Assets"), including without limitation those listed on Schedule 1.1(f) attached hereto;

          (g) All of Seller's trade secrets, inventions, formulae, processes, know-how, methods and technical information relating to the Primary Business;

          (h) All of Seller's licenses and permits relating to the Primary Business (to the extent transferable), including without limitation those listed on Schedule 1.1(h) attached hereto;

          (i) All of Seller's books, records, reports, correspondence, notes, contracts and other documents, whether in writing, on computer disk or magnetic tape or otherwise recorded or reduced to tangible form, relating to the Primary Business;

          (j) All of Seller's going concern value and goodwill relating to the Primary Business; and

          (k) All of Seller's telephone, facsimile, telex and similar numbers (and all rights thereto) relating to the Primary Business.

          EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLE III, SELLER IS SELLING THE PURCHASED ASSETS TO BUYER IN AS IS, WHERE IS CONDITION. ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS AND THE PRIMARY BUSINESS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED.

          1.2  Excluded Assets.  The Excluded Assets are as follows:

          (a) All assets of Seller identified on Schedule 1.2(a) attached hereto;

          (b) All stocks, partnership interests and other documents evidencing any ownership interest of Seller in the Investments identified on Schedule 1.2(b) attached hereto;

          (c) All stock of Seller, including treasury stock and authorized, but unissued, stock;

          (d) Any asset which is property of a subsidiary or affiliate of Seller identified on Schedule 1.2(d) attached hereto;

          (e) All rights of Seller under undrawn letters of credit, including without limitation those issued by Michigan National Bank;

          (f) All cash on hand and in banks, cash equivalents, investments, utility deposits, advance payments and professional retainers belonging to, paid by or on behalf of Seller;

          (g) All avoidance actions, claims (and benefits arising therefrom) and litigation of Seller against third parties (including Seller's subsidiaries and affiliates) to the extent such actions, claims and litigation are not related directly to continuation of the Primary Business or the Purchased Assets, including without limitation actions, claims and litigation against: (i) Axel Kraft, its officers, shareholders, agents and representatives; (ii) Seller's current and former officers, directors, shareholders, employees, agents and auditors; and (iii) parties relating to Seller's purchase of Carme, Inc.;

          (h)  All tax refunds of Seller;

          (i)  Seller's rights under this Agreement;

          (j) Seller's corporate charter, minute and stock record books and corporate seal;

          (k)  The Excluded Accounts Receivable;

          (l) All executory contracts of Seller, except the Contracts and those other executory contracts assumed pursuant to Section 1.3; and

          (m) All rights of Seller under any insurance policies, including without limitation policies on the life of any individual, property casualty and director and officer liability.

          1.3 Assumed Obligations. At Closing, Seller shall assign, and Buyer shall assume and agree to discharge (in accordance with the terms applicable thereto), all of Seller's liabilities and obligations arising under the Contracts listed in Schedule 1.1(b) hereto or which arise with respect to events occurring on or after the Closing Date (as hereinafter defined) (other than any such liability or obligation which becomes due or must be performed, whether by acceleration or otherwise, and which arises by reason of consummation of the transaction contemplated by this Agreement) and all unpaid real and personal property taxes relating to the Purchased Assets. Buyer is expressly not assuming any other obligations or liabilities, whether accrued, absolute, contingent, matured, unmatured or otherwise, of Seller, including, but not limited to, any obligations with respect to "continuation coverage" pursuant to
Section 498OB(f) of the Internal Revenue Code of 1986, as amended (the "IRC"), or any obligations (and liabilities related thereto) arising out of any vacation pay or other policies or any employment or other agreements or arrangements of Seller providing for the payment of compensation to any employees.


                                   ARTICLE II

                  Consideration, Manner of Payment and Closing

          2.1 Consideration. The purchase price consideration (the "Purchase Price") for the Purchased Assets is $6,100,000. The Purchase Price shall be adjusted as set forth in Section 2.3.

          2.2 Payment of Consideration. Upon execution of this Agreement, Buyer shall deliver a deposit of $1,000,000 (the "Deposit") to Old Kent Bank to be held in escrow and thereafter released and delivered to Seller and/or Buyer pursuant to that certain Escrow Agreement attached hereto as Exhibit 2.2 (the "Escrow Agreement"). At Closing, Buyer shall deliver to Michigan National Bank, by wire transfer, a payment of $5,100,000 for immediate credit against Seller's account

          2.3 Adjustment of Consideration. The Purchase Price shall be subject to adjustment as follows:

          (a) Within 10 days of the Closing Date (as defined below), Seller shall deliver to Buyer a report, together with supporting documentation used in preparing the report (the "Operating Activities Report"), which shall set forth in reasonable detail the cash provided by and used in the operating activities associated with Seller's conduct of the Primary Business from and after September 26, 1995, through and including the day immediately preceding the Closing Date. The Operating Activities Report shall be prepared (at Seller's expense) by BDO Seidman, LLP ("BDO'), in accordance with generally accepted accounting principles consistently applied. In preparing the Operating Activities Report, BDO shall exclude from its determination of the cash used in the operating activities associated with Seller's conduct of the Primary Business all utility deposits, advance payments and the like and all payments (whether for retainers, fees, expenses or otherwise) relating to legal, accounting, consulting, investment banking and similar services rendered to or for the benefit of Seller or any other person, including without limitation any such payments relating to services rendered by BDO, McDermott Will & Emery, Stratford Partners or Mesirow Financial Corporation. Also, in preparing the Operating Activities Report, BDO shall exclude therefrom any cash provided by or used in the financing activities (e.g., borrowings from or payments to any bank under a credit facility) or investing activities (e.g., sales and purchases of fixed assets) associated with Seller's conduct of the Primary Business.

          (b) Within 5 days of its receipt of the Operating Activities Report, Buyer shall notify Seller in writing of any objections thereto (a "Dispute Notice"). A Dispute Notice shall set forth in reasonable detail the nature of such objections.

          (c) If Buyer shall not deliver a Dispute Notice to Seller, Buyer shall be deemed to have accepted the accuracy of the Operating Activities Report. If the Operating Activities Report shall indicate that the cash used in the operating activities associated with Seller's conduct of the Primary Business shall have been in excess of the cash provided by the operating activities associated with Seller's conduct of the Primary Business, Buyer shall within 10 days of its receipt of the Operating Activities Report deliver to Michigan National Bank, by wire transfer, the difference for immediate credit against Seller's account an amount equal to: (i) 100 percent of the first $250,000 of such difference; plus (ii) 80 percent of such difference in excess of $250,000.

          (d) If Buyer shall deliver a Dispute Notice to Seller, Buyer and Seller shall attempt in good faith to negotiate a resolution of the objections set forth therein. If Buyer and Seller shall not succeed in negotiating a resolution of the objections set forth in a Dispute Notice within 5 days of Seller's receipt thereof, the matter shall be submitted to the Court (as defined below) for a final and binding resolution thereof. Upon a final resolution (whether by negotiation or otherwise) of the objections set forth in a Dispute Notice, Buyer shall promptly deliver to Seller the difference (as finally determined) between the cash provided by and the cash used in the operating activities associated with Seller's conduct of the Primary Business in the manner contemplated by Section 2.3(c).

          2.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the IRC, as shall be agreed by Seller and Buyer prior to Closing.

          2.5 Closing. The transaction contemplated by this Agreement shall be consummated ("Closing") at 5:00 p.m. (Mattawan time) at the offices of Seller, or such other place as Seller and Buyer mutually agree, on the date (the "Closing Date") that is 2 business days after the date on which the United States Bankruptcy Court for the District of Delaware or such other United States Bankruptcy Court having jurisdiction of a bankruptcy case of Seller under Chapter 11 of the Bankruptcy Code (be "Court") shall enter the Order (as defined below).


                                   ARTICLE III

                    Representations and Warranties of Seller

          Seller hereby represents and warrants to Buyer as of the date hereof as follows:

          3.1 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to carry on the Primary Business as it is now conducted.

          3.2 Authority. Except for the consent of the Court, Seller has all requisite power and authority, without the consent of any other person (except those which have been obtained and disclosed in writing to Buyer), to execute and deliver this Agreement and to consummate the transaction contemplated hereby. All actions required to be taken by Seller to permit the proper execution, delivery and performance of this Agreement and the transaction contemplated hereby have been duly and properly taken.

          3.3 Valid and Binding Obligation. This Agreement has been duly executed and delivered and, subject to the approval of the Court, constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles.


                                   ARTICLE IV

                     Representations and Warranties of Buyer

          Buyer hereby represents and warrants to Seller as of the date hereof as follows:

          4.1 Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Michigan and has full power and authority to carry on the business in which it is engaged.

          4.2 Authority. Buyer has all requisite power and authority, without the consent of any other person (except those which have been obtained), to execute and deliver this Agreement and to consummate the transaction contemplated hereby. All actions required to be taken by Buyer to permit the proper execution, delivery and performance of this Agreement and the transaction contemplated hereby have been duly and properly taken.

          4.3 Valid and Binding Obligation. Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles.


                                    ARTICLE V

                       Additional Covenants and Agreements

          5.1 Access to Properties, Records, Etc, of Seller. From and after the date hereof until Closing, Seller shall provide to Buyer and its representatives full access during normal business hours to all of the properties, books, contracts, documents and records of Seller (during which Seller's representatives shall be entitled to be present) and the opportunity to make reasonable investigations of Seller and any additional financial statements of and all information with respect to the business and affairs of Seller that Buyer may reasonably request (it being understood that, notwithstanding any such access, investigation or additional information, Seller shall not be relieved of any of its warranties, representations, covenants or agreements set forth in this Agreement).

          5.2 Oral Assurances of Continuity. From and after the date hereof until Closing, Seller shall use all reasonable commercial efforts, if so requested by Buyer, to cause oral assurances to be given to Buyer by the customers, suppliers, lessors and employees of Seller that such persons will continue to have business relations with Buyer following consummation of the transaction contemplated by this Agreement.

          5.3 Cooperation. From and after the date hereof until Closing, Seller shall use reasonable commercial efforts and cooperate with Buyer to secure all consents, approvals, authorizations, exemptions and waivers as shall be required in order to enable Seller to consummate the transaction contemplated by this Agreement.

          5.4 Further Assurances. At any time and from time to time following Closing, Seller shall (at the request of Buyer and at Buyer's expense) execute and deliver any such further instruments or documents and take all such further action as Buyer may reasonably request to evidence consummation of the transaction contemplated by this Agreement.

          5.5 Operation of Primary Business. From and after the date hereof until Closing, and subject to commencement of the Bankruptcy Case (as defined below), Seller shall conduct the Primary Business in its ordinary and usual course consistent with past customs and practices (including as to quantity and frequency) and shall not engage in any practice, take any action or enter into any transaction outside of its ordinary and usual course without the prior written consent of Buyer and the Court. In addition, from and after the date hereof until Closing, and subject to commencement of the Bankruptcy Case, Seller shall use all reasonable commercial efforts to preserve intact the Primary Business, its organization and its relations with customers, suppliers, lessors and other persons having business relations with Seller and shall keep Buyer reasonably informed with respect to its conduct of the Primary Business.

          5.6 Employee Benefit Matters. Subject to such prohibitions, restrictions, limitations and the like, if any, as shall be imposed on Seller and such privileges, exclusions, immunities and the like, if any, granted to Seller by the Bankruptcy Code (or any other statute, rule or regulation), the Court (or any other court or administrative agency) or otherwise:

          (a) Seller shall cause to be discharged and satisfied in full at or prior to Closing its payroll obligations from September 1, 1995, to the Closing Date.

          (b) Seller shall provide to Buyer an appropriately completed Form MESC 1027, Business Transferor's Notice to Transferee of Unemployment Tax Liability and Rate, in respect of Seller in accordance with Section 15(g) of the Michigan Employment Security Act.

          5.7 Post-Closing Assistance. From and after Closing, Buyer (without expense to Seller) shall make its employees available to Seller in Mattawan, Michigan, at such times and in such manner as Seller shall reasonably request (and as shall not unreasonably interfere with the normal duties of Buyer's employees or the conduct of its business) for consultation and assistance in connection with Seller's consummation of the transaction contemplated hereby, including without limitation consultation and assistance in connection with preparation of Seller's final accounting.

          5.8 Post-Closing Access to Records. From and after Closing, Buyer shall upon reasonable notice from Seller make all books and records constituting a part of the Purchased Assets available to Seller and its representatives for inspection and, with the consent of Buyer (which consent shall not be unreasonably withheld), Seller may (at Seller's expense) make copies thereof. Buyer shall not make any disposition of such books and records prior to the third anniversary of the Closing Date without first providing reasonable advance notice to Seller of its intention to make a disposition of such books and records and permitting Seller (at Seller's expense) to make copies thereof.

          5.9 Baseline Determination. From and after the date hereof until Closing, Buyer shall have access to the real property identified in Section 1.1(a) to conduct such assessments, including without limitation invasive testing (if necessary), as shall be necessary to complete a baseline environmental assessment reasonably acceptable to Buyer as provided by Section 20126 of the Michigan Natural Resources and Environmental Protection Act (the "Baseline Environmental Assessment"). Promptly following completion of the Baseline Environmental Assessment, Buyer shall file a petition for a determination of exemption from liability for environmental contamination with the Michigan Department of Natural Resources, as provided in Section 20129A of the Michigan Natural Resources and Environmental Response Act, with respect to the prior use of the real property identified in Section 1.1(a) (the "Baseline Determination"). Buyer shall use its best efforts to obtain the Baseline Environmental Assessment within thirty (30) days after the date hereof.

          5.10 Employee Termination. Seller shall terminate the employment of each of its employees (other than those identified to Seller by Buyer in writing not less than 2 days prior to the Closing Date) at or prior to Closing (it being understood that Buyer may, but shall not be obligated to, offer employment to such employees).

          5.11 Title Insurance Commitment. Seller (at Seller's expense) shall not less than 10 days prior to the Closing Date deliver to Buyer a commitment from a title company reasonably acceptable to Buyer to issue an owner's policy of title insurance insuring marketable title in Buyer with respect to the real property identified in Section 1.1(a), subject only to:

          (a) Liens of real property taxes and assessments and of water and sewer charges; and

          (b)  Such other exceptions as may be acceptable to Buyer.

          5.12 Survey. Seller (at Seller's expense) shall deliver to Buyer a boundary and improvements survey made by a registered land surveyor of the real property identified in Section 1.1.(a) that shall be certified to Buyer within 10 days of the Closing Date.

          5.13 Daily Cash Reports. Upon or prior to execution of this Agreement, Seller shall have delivered to Buyer copies of Seller's daily reports in Seller's current format (the "Daily Cash Reports") from and after September 1, 1995, through and including September 21, 1995. In addition, from and after September 26, 1995, through and including the day immediately preceding the Closing Date, Seller shall (not later than 10:00 a.m. (Mattawan time) of the next succeeding business day) deliver to Buyer a copy of the Daily Cash Reports. The cash provided in respect of any day shall mean all cash or its equivalent (e.g., checks, drafts, wire transfers, etc.) received by or on behalf of Seller and the cash used in respect of any day shall mean all cash or its equivalent (e.g., checks, drafts, wire transfers, etc.) paid by or on behalf of Seller.


                                   ARTICLE VI

                            Conduct Prior to Closing

          6.1 Joint Obligations. The following shall apply with equal force to Seller and Buyer:

          (a) Seller and Buyer shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable, subject to Seller's fiduciary duties, including duties as a debtor in possession.

          (b) Each of Seller and Buyer shall promptly give the other written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either untrue or which might reasonably be expected to prevent consummation of the transaction contemplated hereby.

          6.2 Bankruptcy Case. Promptly following the execution of this Agreement, but in any event not later than September 26, 1995, Seller shall file with the Court a voluntary petition under Chapter 11 of the Bankruptcy Code which shall commence a bankruptcy case (the "Bankruptcy Case") and shall file therein an appropriate motion for authority to consummate the transaction contemplated hereby under Section 363 of the Bankruptcy Code as soon as is reasonably practicable (the "Motion").

                                   ARTICLE VII

                              Conditions to Closing

          7.1 Conditions to Seller's Obligations. The obligation of Seller to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Seller's option, be terminated pursuant to and with the effect set forth in Article IX:

          (a)  Each and every representation and warranty made by Buyer in
Article IV shall be true and correct in all material respects as if originally made on and as of the Closing Date;

          (b) All obligations of Buyer to be performed hereunder through, and including on, the Closing Date shall have been performed;

          (c) The Court shall have entered the Order and no stay of the Order shall have been issued by the Court or any other court; and

          (d) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits or enjoins Seller from consummating the transaction contemplated hereby.

          7.2 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Buyer's option, be terminated pursuant to and with the effect set forth in Article IX:

          (a)  Each and every representation and warranty made by Seller in
Article III shall be true and correct in all material respects as if originally made on and as of the Closing Date;

          (b) All obligations of Seller to be performed hereunder through, and including on, the Closing Date shall have been performed;

          (c) The Court shall have entered an order (the "Order") in the Bankruptcy Case authorizing the purchase and sale of the Purchased Assets under this Agreement, upon the terms and conditions set forth in this Agreement and otherwise free and clear of: (i) all liens, title claims, encumbrances and security interests; (ii) all contracts, agreements and employment agreements (other than the Contracts); and (iii) all other obligations and liabilities (other than those contemplated by Section 1.3); and the Order shall contain a finding of fact that Buyer is making its purchase of the Purchase Assets in good faith within the meaning of Section 363(m) of the Bankruptcy Code and no stay of the Order shall have been issued by the Court or any other court; and, as of the Closing Date, the Order shall not have been modified, amended, dissolved, revoked or rescinded in any way materially adverse to Buyer;

          (d) No suit, proceeding or investigation shall have been commenced by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby which is not disposed of by the Order;

          (e)  Buyer shall have received the Baseline Environmental Assessment;

          (f) Buyer shall have obtained all material approvals, authorizations, permits and licenses, governmental or otherwise, necessary and appropriate to conduct the Primary Business after Closing.


                                  ARTICLE VIII

                                     Closing

          8.1 Form of Documents. At Closing, Seller and Buyer shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII.

          8.2 Buyer's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.2, Buyer shall execute and/or deliver to Seller all of the following:

          (a)  the Purchase Price;

          (b)  Certified copies of Buyer's Articles of Incorporation and Bylaws;

          (c) A certificate of good standing of Buyer issued not earlier than 10 days prior to the Closing Date by the Michigan Department of Commerce-Corporation & Securities Bureau;

          (d) An incumbency and specimen signature certificate with respect to the officer of Buyer executing this Agreement and all documents contemplated hereby on behalf of Buyer;

          (e) An agreement of assumption of all liabilities and obligations to be assumed by Buyer as provided herein, in a form reasonably acceptable to Seller and Buyer;

          (f) A certified copy of resolutions of Buyer's board of directors, authorizing the execution, delivery and performance of this Agreement and all documents contemplated hereby; and

          (g) A closing certificate executed by Buyer, pursuant to which Buyer represents and warrants to Seller that Buyer's representations and warranties to Seller are true and correct in all material respect as of the Closing Date as if then originally made, that all covenants required by the terms hereof to be performed by Buyer on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed and that all documents to be executed and delivered by Buyer at Closing have been executed by duly authorized officers of Buyer.

          8.3 Seller's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.1, Seller shall deliver to Buyer physical possession of all of the tangible Purchased Assets and shall execute and/or deliver or cause to be executed and/or delivered to Buyer all of the following:

          (a)  Certified copies of Seller's Articles of Incorporation and
Bylaws;

          (b) An incumbency and specimen signature certificate with respect to the officer of Seller executing this Agreement and all documents contemplated hereby on behalf of Seller;

          (c) A certified copy of resolutions of Seller's board of directors, authorizing the execution, delivery and performance of this Agreement and all documents contemplated hereby;

          (d) A bill of sale, executed by Seller, conveying good and valid record and marketable title to all of the Purchased Assets (other than the real property identified in Section 1.1(a) to Buyer, in a form reasonably acceptable to Seller and Buyer;

          (e) A closing certificate duly executed by Seller, pursuant to which Seller represents and warrants to Buyer that Seller's representations and warranties to Buyer are true and correct in all material respects as of the Closing Date as if then originally made, that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date, to the extent not waived by Buyer in writing, have been so performed and that all documents to be executed and delivered by Seller at Closing have been executed by duly authorized officers of Seller;

          (f)  A certified copy of the Order;

          (g) An amendment to Seller's Certificate of Incorporation whereby Seller changes its name to a name that is not similar to "International Research & Development Corporation";

          (h) Trademark assignments for all trademarks and trademark applications constituting a part of the Purchased Assets, in forms suitable for recording and reasonably acceptable to Seller and Buyer;

          (i) An index of all trade secrets, formulae, techniques, processes, know-how, methods and other technical information constituting a part of the Purchased Assets;

          (j) A warranty deed, executed by Seller, conveying good and valid record and marketable title to the real property identified in Section 1.1.(a) to Buyer, in a form suitable for recording and reasonably acceptable to Seller and Buyer, and the related policy of title insurance contemplated by Section
5.11 (together with evidence that Seller has paid all premiums therefor); and

          (k) Patent assignments for all patents and patent applications constituting a part of the Purchased Assets, in forms suitable for recording and reasonably acceptable to Seller and Buyer.


                                   ARTICLE IX

                                   Termination

          9.1  Right to Terminate.  This Agreement may be terminated as follows:

          (a) By Buyer in a writing delivered to Seller if the Court shall not have issued the Order on or before November 10, 1995, or if Closing shall not have occurred on or before November 20, 1995;

          (b) By Seller in a writing delivered to Buyer if Closing shall not have occurred on or before December 31, 1995; and

          (c) By Buyer or Seller in the event that an order is issued by the Court as contemplated by Section 10.2 hereof which permits the Purchased Assets to be sold to a person other than Buyer;

provided, however, that the right to terminate this Agreement under this Section
9.1 shall not be available to any of Seller or Buyer whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of Closing to occur.

          9.2 Certain Effects of Termination. In the event of termination of this Agreement by either Seller or Buyer as provided in Section 9.1, each of Seller and Buyer, if so requested by the other, will promptly return every document furnished to it by the other (or its subsidiary, division, associate or affiliate) in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable commercial efforts to cause its representatives and any representatives of financial institutions and others to whom such documents were furnished to promptly return such documents and any copies thereof. This
Section 9.2 shall survive any termination of this Agreement.

          9.3 Reimbursement of Expenses. If Seller shall terminate this Agreement pursuant to Section 9.1, or if Closing shall not occur (other than by reason of Buyer's termination of this Agreement pursuant to Section 9.1) and Buyer is not in breach of any of its representations, warranties, covenants and agreements contained herein, and Seller shall nevertheless thereafter sell or otherwise transfer the Purchased Assets (or any substantial portion thereof) to another person, Seller shall deliver to Buyer from the proceeds (first from cash to the extent thereof and then from such other forms of consideration as shall be reasonable in the circumstances) of any such sale or transfer an aggregate amount equal to the reasonable fees and expenses expended by Buyer in connection with the negotiation, preparation and execution of this Agreement and performance of all obligations required to be performed by Buyer under this Agreement (including without limitation all reasonable accounting and legal fees), provided that such amount shall not exceed the lesser of $250,000 or the amount by which such proceeds shall in the aggregate exceed the Purchase Price.

          9.4 Liquidated Damages. Subject to Buyer's right to terminate this Agreement pursuant to Section 9.1, if Buyer shall fail to consummate the transaction contemplated hereby and Seller is not otherwise in breach of any of its representations, warranties, covenants and agreements contained herein, Escrow Agent (as defined in the Escrow Agreement) shall, on the terms and subject to the conditions of the Escrow Agreement, thereupon deliver to Michigan National Bank, by wire transfer, a payment of $250,000 for immediate credit against Seller's account as liquidated damages to Seller for Buyer's failure to consummate such transaction. Receipt of such liquidated damages as provided herein shall be the sole and exclusive remedy available to Seller if Buyer shall fail to consummate the transaction contemplated hereby.


                                    ARTICLE X

                                  Miscellaneous

          10.1 Expenses; Taxes. Buyer and Seller shall each bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement, consummation of the transaction contemplated hereby and performance of all obligations required to be performed by each of them under this Agreement. Except to the extent the transfer of the Purchased Assets shall be exempt therefrom under Section 1146(c) of the Bankruptcy Code, Buyer shall pay all sales, use and transfer taxes and recording fees with respect to the transfer of the Purchased Assets.

          10.2 Bidding Procedures. In connection with Seller's filing of the Motion with the Court in the Bankruptcy Case, Seller may be required to seek and consider competing bids to acquire the Purchased Assets. In the event that Seller is subject to any such requirement, Seller shall use all reasonable efforts to obtain an order from the Court governing competitive bidding procedures which contemplates that:

          (a) Any competing bid shall provide for the payment of cash consideration for the Purchased Assets in an amount equal to the Purchase Price (as adjusted) plus $500,000;

          (b) Any competing bid shall contemplate the execution of an agreement to acquire the Purchased Assets on terms and subject to conditions no less favorable to Seller than the terms and conditions of this Agreement (including without limitation the terms and conditions relating to the payment and adjustment of the Purchase Price, the Escrow Agreement, the amount of the Deposit and Closing); and

          (c) Any person making a competing bid shall be willing to execute an agreement to acquire the Purchased Assets conforming to its bid.

          10.3 Medical Surgical Specialties, Ltd. Tenancy. Buyer shall allow Seller's wholly-owned subsidiary, Medical Surgical Specialties, Ltd., to continue its use and occupancy of the real property identified in Section 1.1(a) in the same manner, on the same terms and subject to the same conditions existing as of September 26, 1995, and without rent, for a period of 90 days after Closing.

          10.4 Publicity. Neither Buyer nor Seller shall issue any press release or public announcement of any kind concerning the transaction contemplated by this Agreement without the prior written consent of the other, except with respect to disclosures which either is advised by counsel are appropriate under applicable laws or stock listing agreement, and as to which each will consult with the other.

          10.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, by commercial overnight courier (such as Express Mail, Federal Express, etc.) with written verification of receipt or by telecopy. A notice shall be deemed given: (a) when delivered by personal delivery (as evidenced by the receipt); (b) five days after deposit in the mail if sent by registered or certified mail; (c) one (1) day after having been sent by commercial overnight courier as evidenced by the written verification of receipt; or (d) on the date of confirmation if telecopied:

          (a)  If to Buyer:

                    IRDC Acquisition Corporation
                    c/o Howard & Howard Attorneys, P.C.
                    107 W. Michigan Avenue, Suite 400
                    Kalamazoo, Michigan 49007-3956
                    Attention: William U. Parfet
                    Telecopy: (616) 382-1568

               With a copy to:

                    Howard & Howard Attorneys, P.C.
                    107 W. Michigan Avenue, Suite 400
                    Kalamazoo, Michigan 49007-3956
                    Attention: Joseph B. Hemker, Esq.
                    Telecopy: (616) 382-1568

          (b)  If to Seller:

                    International Research and Development
                      Corporation
                    500 North Main Street
                    Mattawan, Michigan 49071
                    Attention: President
                    Telecopy: (616) 668-4151

               With a copy to:

                    McDermott, Will & Emery
                    227 West Monroe Street
                    Chicago, Illinois 60606-5096
                    Attention: Lewis S. Rosenbloom, Esq.
                    Telecopy: (312) 984-3651

               With a copy to:

                    Vamum, Riddering, Schmidt and Howlett, LLP
                    Bridgewater Place
                    Grand Rapids, Michigan 49502-0352
                    Attention: Timothy J. Curtin, Esq.
                    Telecopy: (616) 372-9639

Either Seller or Buyer may change its address for receiving notice by written notice given to the other.

          10.6 Benefit and Assignment. All of the terms and provisions of this Agreement shall bind and benefit, and be enforceable by, the successors and assigns of Seller and Buyer. Prior to Closing, Buyer may without the consent of Seller assign all or any portion of its rights and obligations hereunder to any affiliate of Buyer (it being understood that an affiliate of Buyer shall be any person directly or indirectly, by contract or otherwise, controlling, controlled by or under common control with Buyer, directly or indirectly owning or holding 10 percent or more of the voting or equity interests in Buyer or 10 percent or more of whose voting or equity interests are owned directly or indirectly or held by Buyer). If Buyer shall assign all or any portion of its rights and obligations hereunder to an affiliate other than a corporation, such affiliate shall deliver certificates, resolutions and the like comparable to and having substantially the same purpose or effect as those contemplated by Section 8.2.

          10.7 Entire Agreement. This Agreement, including all Schedules, Exhibits and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement between Seller and Buyer relating to the subject matter hereof and supersedes any previous written or oral agreements or understandings in connection therewith.

          10.8 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          10.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          10.11 Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of Seller and Buyer. Except as otherwise provided in this Agreement, any failure of either of Seller or Buyer to comply with any obligation, covenant, agreement or condition herein may be waived by whichever shall be entitled to the benefits thereof only by a written instrument signed thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate a waiver of, or estoppel with respect to, any subsequent or other failure.

          10.12 Governing Law. This Agreement is made pursuant to, and shall be governed by, the internal substantive laws of the State of Delaware.



          IN WITNESS WHEREOF, each of Seller and Buyer has caused this Agreement to be executed on its behalf as of the date first written above.

                              IRDC Acquisition Corporation

                              By:  /s/ W. U. Parfet
                              Name:  W. U. Parfet
                              Title:  President



                              International Research & Development Corporation

                              By:  /s/ Michael A. Feder
                              Name:  Michael A. Feder
                              Title:  Acting President